Exhibit 21
                           SUBSIDIARIES OF REGISTRANT

                   Golf Universe, Inc., a Florida corporation

                    Mr. "B" III, Inc., a Florida corporation

                   Play Golf Now, Inc., a New York corporation

                     Golfpromo, Inc., a Florida corporation